     As filed with the Securities and Exchange Commission on August 9, 2001
                                                  Registration No. 333-_________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                            MITCHAM INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS
  (State or other jurisdiction                     76-0210849
of incorporation or organization)           (I.R.S. Employer Identification No.)

                             44000 HIGHWAY 75 SOUTH
                            HUNTSVILLE, TEXAS 77340
                    (Address of principal executive offices)

                             ----------------------

                 MITCHAM INDUSTRIES, INC. 1998 STOCK AWARDS PLAN
                 MITCHAM INDUSTRIES, INC. 2000 STOCK OPTION PLAN
                            (Full title of the Plans)

                             ----------------------

                             CHRISTOPHER C. SIFFERT
                              CORPORATE CONTROLLER
                             44000 HIGHWAY 75 SOUTH
                             HUNTSVILLE, TEXAS 77340
                                 (936) 291-2277
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                    COPY TO:
                                SABRINA A. MCTOPY
                              JACKSON WALKER L.L.P.
                           1100 LOUISIANA, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 752-4265

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                        PROPOSED MAXIMUM         PROPOSED MAXIMUM
    TITLE OF SECURITIES          AMOUNT TO BE            OFFERING PRICE         AGGREGATE OFFERING          AMOUNT OF
     TO BE REGISTERED             REGISTERED             PER SHARE (1)               PRICE (1)         REGISTRATION FEE (1)
----------------------------------------------------------------------------------------------------------------------------
       Common Stock,         350,000 shares                   4.75                  $1,662,500               $ 416.00
      $.01 par value
----------------------------------------------------------------------------------------------------------------------------
       Common Stock
      $.01 par value         1,000,000 shares                 4.75                  $4,750,000              $1,188.00
----------------------------------------------------------------------------------------------------------------------------
          Totals             1,350,000 shares                                       $6,412,500              $1,604.00
============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Under Rule 457(c) and (h), the offering price per share, the aggregate offering price and the registration fee are calculated based on the average of the high and low sale prices of the Common Stock reported by the National Association of Securities Dealers Automated Quotation National Market System on August 7, 2001 ($4.75 per share).

================================================================================


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                                   P A R T II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Mitcham Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001;

         (ii) All of the Company's other reports filed under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 31, 2001; and

         (iii) The description of the Company's Common Stock, par value $.01 per share ("Common Stock") contained in the Company's Current Report on Form 8-K, dated August 8, 2001, updating such description contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act.

         All documents filed by the Company with the Commission under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment to this Registration Statement that indicates all securities offered have been sold or that de-registers all remaining securities, will be incorporated by reference in this Registration Statement and be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Texas law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of his service as a director or officer of the corporation, against (a) expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses") and (b) judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and reasonably believed that his conduct (i) was in the best and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

         Although Texas law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of a suit brought to obtain a


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judgment in the corporation's favor, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person is judged liable to the corporation, indemnification is limited to Expenses, and is not allowed at all if such person shall have been judged liable for willful or intentional misconduct.

         The Texas Business Corporation Act also provides for mandatory indemnification of any director or officer against Expenses to the extent such person has been wholly successful in any proceeding covered by the statute. In addition, the Texas Business Corporation Act provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases.

         The Company's Amended and Restated Articles of Incorporation (the "Articles") provide for the broad indemnification of its directors and officers and for advancement of litigation expenses to the fullest extent permitted by Texas law.

         The Company's Articles also eliminate or limit the personal liability of directors for damages for breach of fiduciary duty as a director, except for
(i) a breach of a director's duty of loyalty to Mitcham Industries; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressed provided for by an applicable statute. These provisions may reduce the likelihood of derivative action against directors for breaches of their fiduciary duties.

         The Company maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for claims made against directors and officers of the Company for a wrongful act that they may become legally obligated to pay or for which the Company is required to indemnify the directors or officers, including liabilities under federal and state securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

3.1      -       Amended and Restated Articles of Incorporation of the Company.

3.2      -       Amended and Restated Bylaws of the Company.

5.1      -       Opinion of Jackson Walker L.L.P.

10.1     -       The Company's 1998 Stock Awards Plan (incorporated by
                 reference to the Company's Proxy Statement dated May 31, 1998).

10.2     -       The Company's 2000 Stock Option Plan (incorporated by reference to the Company's Proxy Statement dated May 31, 2000).

23.1     -       Consent of Jackson Walker L.L.P. (included in Exhibit 5.1)

23.2     -       Consent of Hein + Associates LLP.

24.1     -       Power of Attorney (included as part of the signature page of the Registration Statement).

------------------

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


ITEM 9.  UNDERTAKINGS.

      A. Undertaking to Update

         Mitcham Industries hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

             (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) reflect in the prospectus any facts or events that, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) include any additional or changed material information on the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement unless the information required by (i) and (ii) is included in the periodic reports Mitcham Industries has filed under Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

         (2) For determining any liability under the Securities Act, to treat each post-effective amendment as a new Registration Statement of the securities offered and the offering of such securities at that time to be deemed the initial bona fide offering thereof; and

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      B. Undertaking Regarding Documents Incorporated by Reference

         Mitcham Industries hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Mitcham Industries' annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be a new Registration Statement relating to the securities offered, and the offering of such securities at that time shall be the initial bona fide offering thereof.


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


      C. Undertaking Regarding Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Mitcham Industries under the foregoing provisions, or otherwise, Mitcham Industries has been advised that in the Securities and Exchange Commission's opinion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If there is a claim for indemnification against such liabilities (other than Mitcham Industries' payment of expenses incurred or paid by a director, officer, or controlling person of Mitcham Industries in the successful defense of any action, suit or proceeding) asserted by such director, officer, or controlling person of Mitcham Industries in connection with the securities being registered, Mitcham Industries will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Mitcham Industries certifies it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly authorized the undersigned to sign this Registration Statement on its behalf in the City of Huntsville, State of Texas, on August 8, 2001.


                                 MITCHAM INDUSTRIES, INC.


                                 By: /s/ CHRISTOPHER C. SIFFERT
                                    --------------------------------------------
                                    Christopher C. Siffert, Corporate Controller
                                    (principal accounting officer)


         The undersigned officers and directors of Mitcham Industries hereby appoint P. Blake Dupuis and Christopher C. Siffert, and each of them singly, our true and lawful attorney and agent to do all acts and things in our name and on our behalf in our capacities as officers and directors, and to execute and file any or all amendments to this Registration Statement (including post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney and agent full power and authority to do every thing necessary to be done to effectuate the same, as fully confirming all that such attorney and agent or his substitute or substitutes, may lawfully do or cause to be done.




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




         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 18, 2001.



                 SIGNATURE                                                TITLE/CAPACITY
                 ---------                                                --------------
     /s/ BILLY F. MITCHAM, JR.                               Chairman of the Board, President and Chief Executive
--------------------------------------------------------     Officer
     BILLY F. MITCHAM, JR.

     /s/ P. BLAKE DUPUIS                                     Executive Vice President - Finance, Secretary and
--------------------------------------------------------     Treasurer and Director
     P. BLAKE DUPUIS

     /s/ WILLIAM J. SHEPPARD                                 Executive Vice President of International Operations
--------------------------------------------------------     and Director
     WILLIAM J. SHEPPARD

     /s/ RANDAL DEAN LEWIS
--------------------------------------------------------     Director
     RANDAL DEAN LEWIS

     /s/ JOHN F. SCHWALBE
--------------------------------------------------------     Director
     JOHN F. SCHWALBE

     /s/ PETER H. BLUM
--------------------------------------------------------     Director
     PETER H. BLUM





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                                INDEX TO EXHIBITS

3.1      -       Amended and Restated Articles of Incorporation of the Company.

3.2      -       Amended and Restated Bylaws of the Company.

5.1      -       Opinion of Jackson Walker L.L.P.

10.1     -       The Company's 1998 Stock Awards Plan (incorporated by
                 reference to the Company's Proxy Statement dated May 31, 1998).

10.2     -       The Company's 2000 Stock Option Plan (incorporated by reference to the Company's Proxy Statement dated May 31, 2000).

23.1     -       Consent of Jackson Walker L.L.P. (included in Exhibit 5.1)

23.2     -       Consent of Hein + Associates LLP.

24.1     -       Power of Attorney (included as part of the signature page of the Registration Statement).